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                                                                     EXHIBIT 11

                            BACK YARD BURGERS, INC.
                         COMPUTATION OF LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


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
                                       THIRTEEN WEEKS     TWENTY-SIX WEEKS
                                            ENDED              ENDED
                                            -----              -----
                                      JUNE 29,  JULY 1,  JUNE 29,   JULY 1,
                                        1996     1995      1996      1995
                                        ----     ----      ----      ----
     Net Income                       $   261   $   42   $   171   $    30
                                      =======   ======   =======   =======

     Weighted average number
     of common shares outstanding
     during the period                  4,216    3,681     4,212     3,507

     Preferred shares convertible
     to common shares                     325      852       327     1,026
                                      -------   ------   -------   -------
                                        4,541    4,533     4,539     4,533
                                      =======   ======   =======   =======
     Primary income per share         $   .06   $  .01   $   .04   $   .01
                                      =======   ======   =======   =======


     Primary weighted average number
     of common shares outstanding
     during the period                  4,216    3,681     4,212     3,507

     Preferred shares convertible
     to common shares                     325      852       327     1,026
                                      -------   ------   -------   -------
                                        4,541    4,533     4,539     4,533
                                      =======   ======   =======   =======
     Fully diluted income per share   $   .06     $.01      $.04      $.01
                                      =======   ======   =======   =======

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